
                                                                    EXHIBIT 11
                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
-----------------------------------------------------------------------------------------


                                              Three Months Ended      Nine Months Ended
                                                 September 30,          September 30,
                                               2002        2001        2002        2001
                                               ----        ----        ----        ----

Basic Earnings Per Share
------------------------

    Net income                               $ 17,825    $ 17,312    $ 40,829    $ 64,260
                                             ========    ========    ========    ========

    Average number of shares outstanding       41,156      40,567      40,939      40,548
                                             ========    ========    ========    ========

    Basic earnings per share                 $   0.43    $   0.42    $   1.00    $   1.58
                                             ========    ========    ========    ========

Diluted Earnings Per Share
--------------------------

    Net income                               $ 17,825    $ 17,312    $ 40,829    $ 64,260
                                             ========    ========    ========    ========

    Average number of shares outstanding       41,156      40,567      40,939      40,548

    Effect of assumed exercise of
      outstanding stock options                   102         208         239         198
                                             --------    --------    --------    --------

    Average number of shares outstanding
      after assumed exercise of
      outstanding stock options                41,258      40,775      41,178      40,746
                                             ========    ========    ========    ========

    Diluted earnings per share               $   0.43    $   0.42    $   0.99    $   1.58
                                             ========    ========    ========    ========
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